CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference (i) in the 1996 Form 10-K of WHX Corporation dated March 10, 1997 and (ii) in the Prospectus constituting part of the Registration Statement on Form S- 3 (No.33-54831) of WHX Corporation of our report dated February 14, 1997 appearing on page 50 of this Form 10-K.


Coopers & Lybrand L.L.P.
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Coopers & Lybrand L.L.P.
Pittsburgh, Pennsylvania
March 10, 1997